SCHEDULE 14A INFORMATION

                 Consent Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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                                 eXegenics Inc.
                (Name of Registrant as Specified In Its Charter)

                        Foundation Growth Investments LLC
                               EI Acquisition Inc.
   (Name of Person(s) Filing Consent Statement, if other than the Registrant)

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       (1)     Title of each class of securities to which transaction applies:

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                                                                    NEWS RELEASE
CONTACT:          MICHAEL PECHETTE
                  FOUNDATION GROWTH INVESTMENTS
                  (312) 551-9900

                  JOHN FERGUSON (INFORMATION AGENT)
                  MORROW & CO.
                  BANKS AND BROKERS: (800) 654-2468
                  STOCKHOLDERS: (800) 607-0088
                  ALL OTHERS: (212) 754-8000

                  RICK CONKLIN (DEALER MANAGER AND FINANCIAL ADVISER) WILLIAM BLAIR & COMPANY
                  800-621-0687 ext. 5333

FOUNDATION GROWTH DEMANDS EXEGENICS DIRECTORS UPHOLD THEIR FIDUCIARY DUTIES

CHICAGO, ILLINOIS, August 8, 2003 - Foundation Growth Investments yesterday delivered the following letter to the board of eXegenics Inc. (Nasdaq: EXEG):


                        Foundation Growth Investments LLC
                     225 West Washington Street, Suite 2320
                             Chicago, Illinois 60606

                                 August 7, 2003

Board of Directors
eXegenics Inc.
2110 Research Row
Dallas, Texas 75235

Gentlemen:

                  The board of directors of eXegenics Inc. has ignored our attempt to negotiate a transaction with eXegenics and is actively interfering with our attempt to purchase the capital stock of eXegenics directly from its stockholders. Our offer to purchase the stock of eXegenics is financially superior to the offer by AVI BioPharma, Inc. The directors of eXegenics are violating their fiduciary duties to maximize the value of eXegenics for the benefit of the stockholders of eXegenics. The proposed transaction between eXegenics and AVI BioPharma inappropriately provides millions of dollars of benefits to the board and management of eXegenics -- in the form of, among other things, insurance and severance payments -- that Foundation Growth Investments believes should be preserved for the benefit of the stockholders of eXegenics. eXegenics may also be violating the SEC's tender offer rules by paying more to the officers of eXegenics than other stockholders in exchange for the officers' stock and support.

                  We demand that the board of eXegenics refrain from favoring AVI BioPharma's inferior offer. Specifically, we demand that eXegenics exempt Foundation Growth Investment's tender offer from triggering the terms of the stockholder rights plan and exempt Foundation Growth Investments from the application of the Delaware anti-takeover statute, in each case as the board has done with respect to AVI BioPharma. eXegenics' board is hiding behind the rights plan and Delaware law to further the personal interests of the directors and management of eXegenics and to protect a financially inferior offer.

                  We look forward to your immediate attention.

                                           Very truly yours,

                                           Foundation Growth Investments LLC
                                           By: Foundation Growth Management LLC

                                           By:   /s/ Timothy Leonard
                                              ----------------------------------
                                                     Timothy Leonard